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                                                                   EXHIBIT 10.02

                            EASTMAN CHEMICAL COMPANY

                          EASTMAN UNIT PERFORMANCE PLAN
                (AMENDED AND RESTATED EFFECTIVE DECEMBER 6, 2000)
                       (AMENDED EFFECTIVE JANUARY 5, 2001)

ARTICLE 1. PURPOSE

The Eastman Unit Performance Plan ("UPP", or the "Plan") is a variable compensation plan for Eastman Chemical Company (the "Company") management level individuals which is designed to deliver a portion of annual cash compensation according to business unit performance and the attainment of individual objectives and expectations. The UPP is intended to provide an incentive for superior business and individual performance, and to tie the interests of management-level individuals to the performance of the Company's businesses and, thereby, the interests of the Company and its shareowners.

ARTICLE 2. RELATIONSHIP TO OTHER VARIABLE COMPENSATION PLANS

Total cash compensation for all Company employees, including Plan participants, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. Accordingly, a portion of each employee's target pay level is placed at risk. Base pay is reduced to below competitive levels, and the difference between the resulting pay level and the competitive level is made variable and is at risk. Depending upon performance, employees may lose the at risk amount, receive some or all of the amount at risk, or receive an amount in excess of the pay at risk.

The annual cash compensation of each participant in the Plan consists of a base salary and, depending on eligibility and participation level, awards under variable compensation plans --- the Eastman Performance Plan ("EPP"), the Annual Performance Plan ("APP"), if applicable, and the UPP.

The portion of pay at risk under the Plan is determined for each performance year for which performance is measured (a "Performance Year") by the Compensation and Management Development Committee (the "Committee") of the Board of Directors, based (in all cases except for Chief Executive Officer ("CEO")) on the recommendation of the CEO.

Amounts at risk under the UPP are in addition to the pay at risk under the EPP and APP. UPP awards, if any, are paid in a lump sum in March of the year following the Performance Year.

ARTICLE 3. SUMMARY OF PLAN DESIGN

The UPP is designed so that a pool of dollars ("Bonus Pool") is generated for each major functional organization (a "Unit") within the Company. For purposes of this plan, the CEO shall be a participant of the Office of the CEO Unit Bonus Pool, and the Committee shall be the "Head" and "Management" of the Office of


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the CEO Unit. The amount generated for a Unit Bonus Pool will equal (1) the aggregate of the UPP pay at risk for each eligible participant in the Unit, multiplied by (2) a percentage (the "Unit Performance Factor") determined by performance compared to pre-set Unit performance goals. Generally, the Unit Performance Factor can range from 0%, if Unit performance goals are not met, to 250% for specified above-goal performance. For those Units for which quantitative performance goals can be established ("Business Group Units"), the performance goals and correlative Unit Performance Factors will be established as soon as practicable, either prior to the beginning of each Performance Year or as soon as reasonably determinable at the beginning of the Performance Year. The performance goals and correlative Unit Performance Factors are established by the Committee, based (in all cases except for the CEO) upon the recommendation of the CEO, following consultation between the CEO and the head of each such Unit. For those Units for which quantitative performance measures are not feasible (for example, Units consisting of staff and support services whose role is to support Business Group Units), the Unit Performance Factor will be an average of the actual Unit Performance Factors for the Business Group Units.

At the end of each Performance Year, the Committee will certify Unit performance in relation to the pre-established performance goals, thereby determining the Unit Performance Factor and Bonus Pool for each Unit. Within each Unit, management will exercise discretion in allocating the Bonus Pool for individual payouts. The payouts will be based on the attainment of individual objectives and expectations established at the beginning of such Performance Year by Unit management for each individual participant. Maximum potential for an individual award could exceed two and one half times that person's UPP pay at risk, based on Unit management's assessment of individual performance. However, the sum of all individual awards cannot exceed the Bonus Pool for the Unit.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.01     GENERAL ELIGIBILITY

The UPP is designed for management-level individuals who have an impact on the financial performance of the Company. Prior to or at the time Unit performance goals are established for a Performance Year, the Committee, upon the recommendation of the CEO, will confirm in writing the eligibility criteria for participation in the UPP for such Performance Year and the portion of each participant's pay at risk under the Plan.

4.02     NEW PARTICIPANTS AND JOB CHANGES DURING THE PERFORMANCE YEAR

Individuals who are appointed to positions eligible for UPP participation during the Performance Year become eligible for participation on the first day of the month of the appointment. Individuals who become participants during the Performance Year will be eligible to receive a UPP award based on the discretion of Unit management. Each participant's UPP pay at risk will be allocated to the Unit Bonus Pool based upon the following process:

         I. The Performance Year will be divided into four, three-month (quarterly) intervals (January 1 to March 31; April 1 to June 30; July 1 to September 30; and October 1 to December 31)

         II. Anyone promoted into UPP or transferred into a Unit, or changes UPP participation level at any time during one of these three-month intervals will have a portion of his/her total pay at risk allocated to that specific Unit Pool as follows:


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         A.       First Quarter

                  1. If a PROMOTION into UPP occurs at any time within the first quarter of the Performance Year, then 100% of the participant's UPP pay at risk will be allocated to the unit where he/she is promoted (assuming no other status changes occur within the Performance
                           Year).

                  2. If a TRANSFER or CHANGE IN PARTICIPATION LEVEL occurs at any time within the first quarter of the Performance Year, then 25% of the participant's UPP pay at risk will be allocated to the unit where he/she was assigned at the time of the transfer; and the remaining 75% of the participant's UPP pay at risk will be allocated to the participant's unit in which he/she is transferred (assuming no other status changes occur within the Performance Year).

         B.       Second Quarter

                  A. If a PROMOTION into UPP occurs at any time within the second quarter of the Performance Year, then 75% of the participant's UPP pay at risk will be allocated to the unit where he/she is promoted (assuming no other status changes occur within the Performance
                           Year).

                  B. If a TRANSFER or CHANGE IN PARTICIPATION LEVEL occurs at any time within the second quarter of the Performance Year, then 50% of the participant's UPP pay at risk will be allocated to the unit where he/she was assigned at the time of the transfer; and the remaining 50% of the participant's UPP pay at risk will be allocated to the participant's unit in which he/she is transferred (assuming no other status changes occur during the Performance Year).

         C.       Third Quarter

                  1. If a PROMOTION into UPP occurs within the third quarter of the Performance Year, then 50% of the participant's UPP pay at risk will be allocated to the unit where he/she is promoted (assuming no other status changes occur within the Performance Year).

                  2. If a TRANSFER or CHANGE IN PARTICIPATION LEVEL occurs within the third quarter of the Performance Year, then 75% of the participant's UPP pay at risk will be allocated to the unit where he/she was assigned at the time of the transfer; and the remaining 25% of the participant's UPP pay at risk will be allocated to the participant's unit in which he/she is transferred (assuming no other status changes occur during the Performance Year).

         D.       Second Quarter

                  1. If a PROMOTION into UPP occurs within the fourth quarter of the Performance Year, then 25% of the participant's UPP pay at risk will be allocated to the unit where he/she is promoted (assuming no other status changes occur within the Performance Year).

                  2. If a TRANSFER or CHANGE IN PARTICIPATION LEVEL occurs within the fourth quarter of the Performance Year, then 100% of the UPP participant's pay at risk will be allocated to the unit where he/she was assigned at the time of the transfer (assuming no other status changes occur during the Performance Year).


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4.03     TERMINATIONS

In the event an eligible participant (1) retires, (2) dies, (3) becomes disabled under the Eastman Long-Term Disability Plan, or (4) terminates employment as a result of, pursuant to, or in connection with layoff, special separation, divestiture, or similar circumstances, such person's UPP pay at risk will be allocated to his or her Unit's Bonus Pool for such Performance Year in accordance with the process outlined in Section 4.02, Part II A2, or Part II B2, or Part II C2, or Part II D2. He/she will be eligible to receive a UPP award for such Performance Year at the sole discretion of the Unit management.

Participants who terminate employment with the Company for reasons other than those specified under this Section 4.03 will be credited to a Bonus Pool and eligible to receive an award under the UPP only if they were actively employed on the last scheduled workday of the Performance Year.

ARTICLE 5. PERFORMANCE YEAR AND PERFORMANCE GOALS

5.01     PERFORMANCE YEAR

The Plan's Performance Year shall be the calendar year beginning on January 1 and ending on December 31.

5.02     PERFORMANCE GOALS

Each year, the CEO will recommend to the Committee, based upon consultation with the head of each Business Group Unit, performance goals for each Business Group Unit for a given Performance Year. Either by the first day of the Performance Year, or such later date as is practicable, the Committee shall establish in writing, with respect to the Performance Year, a target objective(s) with respect to such performance goals and formulae or methods for computing the applicable Unit Performance Factor based on the extent to which such performance goals are attained. Unit Performance Factors can range from 0%, if Unit performance goals are not met, to 250% for specified above-goal performance. Performance goals for Business Group Units may be based upon any quantitative and objectively determinable business or financial criteria, alone or in combination, as the CEO and the applicable Unit head shall deem appropriate. Performance goals need not be established for all Units, since the Unit Performance Factor for each Unit other than those with established performance goals will be an average of the actual Unit Performance Factors for the Business Group Units.

Once established, performance goals for a particular Performance Year cannot be changed during the Performance Year.

ARTICLE 6. AWARD DETERMINATION

6.01     CERTIFICATION OF PERFORMANCE

As soon as practicable following the availability of performance results for the completed Performance Year, the Committee shall certify each Business Group Unit's performance in relation to the pre-established goals, thereby determining the Unit Performance Factor and Bonus Pool for each Unit. To the extent the performance goals are expressed in standard accounting terms, they shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.


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In determining whether the performance goals have been met, to the extent that such goals are expressed in terms of financial performance, the Committee may adjust the financial results for a Performance Year to exclude the effect of unusual charges or income items or other events which are distortive of financial results for the Performance Year. Notwithstanding actual Business Group Unit performance, the Committee may, in its sole discretion, adjust the amounts of the Unit Bonus Pools to reflect overall Company performance and business and financial conditions.

6.02     CALCULATION OF BONUS POOL AND INDIVIDUAL AWARDS; REPORT TO COMMITTEE

Based upon each Business Group Unit's performance against the performance goals, the Unit Performance Factors for each Unit are determined as provided in Sections 5.02 and 6.01. The amount generated for each Unit Bonus Pool will equal
(1) the aggregate of the UPP pay at risk for each eligible participant in the Unit, multiplied by (2) the Unit Performance Factor for such Unit. The management of each Unit shall have the sole discretion to allocate the Unit Bonus Pool among eligible participants, based on objective or subjective assessments of the participants' achievement of pre-established goals and expectations for the Performance Year. To the extent that the sum of individual awards as allocated by the Unit management within a particular Unit exceeds the Bonus Pool amount for that Unit, the Unit management shall make adjustments to individual awards to account for the difference. Individual adjustments shall be at the discretion of the Unit management, but aggregate payouts cannot exceed the total Bonus Pool allocation for the Unit and may be less than the Bonus Pool allocation for the Unit. Final allocations of the Unit Bonus Pools shall be reported to the CEO, who shall report the UPP results to the Committee. The Committee shall approve the UPP award amounts for all executive officers of the Company, and shall determine the UPP Award amount for the CEO.

ARTICLE 7. PAYMENT OF AWARDS

UPP awards shall be paid by the Company in March for performance in the previous Performance Year, based upon the Unit management's allocation of awards from the Unit Bonus Pools. The Committee has the authority, in its discretion, to defer payment of a participant's award into the Executive Deferred Compensation Plan until the participant retires or otherwise terminates employment, if the Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for Federal income tax purposes.

ARTICLE 8. SALARY ADJUSTMENTS AND BENEFITS

8.01     SALARY ADJUSTMENT UPON ENTRY INTO THE UPP

The UPP is a variable compensation, or pay at risk, program whereby participants have their base salary administered on reduced rate ranges. New participants to the Plan are immediately administered on the reduced rate range for their assigned salary grade. This may reduce or eliminate promotional increases, depending upon the person's pay position in the rate range of the new salary grade. Subsequent salary treatment will depend upon pay/performance relationships in the reduced rate range for their assigned grade.

8.02     SALARY CONVERSION UPON WITHDRAWAL FROM THE UPP

In unusual circumstances when it is necessary for an individual to be removed from the Plan, the individual will be placed on a non-UPP rate schedule and the base salary recalculated. The recalculated base salary will be determined by calculating the ratio of the individual's base salary prior to removal from the Plan to the midpoint of the UPP rate schedule, and applying the same ratio to the midpoint of the non-UPP rate schedule, to determine the new base salary.


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Should the removal from the Plan involve a reduction in salary grade, a new rate in the new salary grade will be selected based upon the individual's applicable training and experience.

8.03     RELATIONSHIP TO BENEFITS AND OTHER COMPENSATION

The UPP award payout is considered in calculating the basis for other compensation and benefits. For participants who are U. S.-based employees, base salary, the actual UPP payout (if applicable), the actual APP payout (if applicable), and the actual EPP payout (if applicable), are included in calculating retirement benefits. For Participants who are non-U.S.-based employees, generally retirement benefits are calculated using only base salary plus "pay at risk" under the UPP, APP, and EPP; however, some countries have different rules concerning the pay that must be counted in calculating retirement benefits, and non-U.S. based employees should contact their human resources representatives if they have questions. Base salary, the target UPP award payout, the target APP award payout and the target EPP payout are included in the basis for calculating the actual UPP payout (if applicable), the actual APP payout (if applicable), the actual EPP payout (if applicable), life insurance, long-term disability, termination allowance, miscellaneous expense allowance, and foreign service premium. The base salary rate is the basis for calculating short-term disability, vacation pay, holiday pay, personal absence and field allowance.

ARTICLE 9.        OTHER TERMS AND CONDITIONS

9.01     CLAIMS

No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, payouts under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Plan payouts shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.

9.02     NO EMPLOYMENT RIGHTS

Neither the UPP nor any action taken under the UPP shall be construed as giving any employee the right to be retained in the employ of the Company or to maintain any participant's compensation at any level.

9.03     WITHHOLDING

For Participants who are U.S.-based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the participant's OASDI and MEDI obligation) required by law to be withheld. For Participants who are non-U.S. based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable foreign and local taxes required by law to be withheld.

ARTICLE 10. ADMINISTRATION

10.01    POWER AND AUTHORITY OF THE COMMITTEE

The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee


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sets and interprets policy, confirms the individual participants in the UPP and the amounts of "pay-at-risk" under the UPP, establishes annual Unit performance goals, certifies the extent to which Unit performance goals were satisfied under the Plan, and approves the UPP award amounts to participants who are executive officers of the Company.

10.02    COMMITTEE'S DELEGATION OF AUTHORITY

The Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

10.03    AMENDING OR TERMINATING THE PLAN

By action of the Committee, the Plan may be amended, modified, suspended, or terminated, in whole or in part, at any time for any reason.

ARTICLE 11. PLAN AUDIT

The Vice President, Human Resources, has responsibility for monitoring and reporting on the administration and effectiveness of the Plan. The Vice President's role is to provide independent, objective appraisal and guidance to both the Committee and the CEO in the administration of the UPP. Each year, the Vice President will provide a formal review to the Committee and the CEO on the overall effectiveness of the UPP.


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